UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2010
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0156584 (I.R.S. Employer Identification No.)
3408 Garrett Drive
Santa Clara, California 95054-2803
(Address of principal executive offices, with zip code)
(408) 764-8808
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
     On June 17, 2010, Trident Microsystems, Inc., a Delaware corporation (the “Company”), held its annual meeting of stockholders. At the Annual Meeting, the matters set forth below were put forth to a vote of its shareholders, and passed with the following final tally of votes of shares voted for, against or withheld as set forth.
1.	The Company’s common stockholders elected the following two nominees to Class III of the Company’s Board of Directors to serve for a three-year term expiring at the annual meeting of stockholders to be held following the fiscal year ending December 31, 2012, or until their respective successors shall be elected and qualified, with the votes cast as follows:

	For	Withheld	Broker Non-Vote
David Courtney	145,406,362	399,368	20,662,662
Sylvia Summers Couder	145,351,307	454,423	20,662,662
In addition, the holders of the Company’s Series B Preferred Stock unanimously elected A.C. D’Augustine to Class III of the Company’s Board of Directors to serve for a three-year term expiring at the annual meeting of stockholders to be held following the fiscal year ending December 31, 2012, or until his successor shall be elected and qualified.
2.	The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2010, with votes cast as follows:

Votes For:	165,820,959
Votes Against:	451,027
Abstentions:	196,406
Broker Non-Votes:	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 22, 2010

TRIDENT MICROSYSTEMS, INC.
/s/ David L. Teichmann
David L. Teichmann
Executive Vice President, General Counsel & Corporate Secretary

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